Exhibit 8.1

SULLIVAN & CROMWELL LLP

TELEPHONE: 1-212-558-4000
FACSIMILE: 1-212-558-3588
WWW.SULLCROM.COM

125 Broad Street
New York, New York 10004-2498

LOS ANGELES • PALO ALTO • WASHINGTON, D.C.

BRUSSELS • FRANKFURT • LONDON • PARIS

BEIJING • HONG KONG • TOKYO

MELBOURNE • SYDNEY

December 14, 2018

Harris Corporation,
1025 W NASA Blvd,
Melbourne, Florida 32919.

Ladies and Gentlemen:

We have acted as counsel to Harris Corporation, a Delaware corporation (“Harris”), in connection with the proposed merger (the “Merger”) of Leopard Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Harris (“Merger Sub”), with and into L3 Technologies, Inc., a Delaware corporation (“L3”), upon the terms and conditions set forth in the Agreement and Plan of Merger (the “Agreement”) by and among Harris, Merger Sub and L3 dated as of October 12, 2018. The Merger is described in the joint proxy statement/prospectus and other proxy solicitation materials of Harris and L3 constituting a part thereof (“Joint Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Harris (as amended or supplemented through the date hereof, the “Registration Statement”) in connection with the Merger.

We hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Joint Proxy Statement/Prospectus included in the Registration Statement, subject to the qualifications stated therein, represent our opinion as to the material United States federal income tax consequences of the Merger to holders of L3 common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP